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                                                                    EXHIBIT 10.3

                                FOR BANK USE ONLY   Reviewed by______________

                                Due AUGUST 14, 2006

                                Customer # 6479134919     Loan # 42

                      AMENDMENT TO LOAN AGREEMENT AND NOTE

      This amendment (the "AMENDMENT"), dated as of the date specified below, is by and between the borrower (the "BORROWER") and the bank (the "BANK") identified below.

                                    RECITALS

      A. The Borrower and the Bank have executed a Loan Agreement (the "AGREEMENT") dated AUGUST 14, 2003 and the Borrower has executed a Note (the "NOTE"), dated AUGUST 14, 2003, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain (third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "LOAN DOCUMENTS"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $ 9,500,000.00, as may be amended from time to time.

      B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

      C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

      In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

      [X] CHANGE IN MATURITY DATE. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with "AUGUST 14, 2006".

      [ ] CHANGE IN MAXIMUM LOAN AMOUNT. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$____", which evidences an additional $_____ available to be advanced subject to the terms and conditions of the Agreement and Note.

      [ ] TEMPORARY INCREASE IN MAXIMUM LOAN AMOUNT. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $____ to $____ effective ____ through ____ annually. On ____ through ____ annually, the maximum principal amount that may be borrowed thereunder shall revert to $____ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

      [ ] CHANGE IN MULTIPLE ADVANCE TERMINATION DATE. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with "_______".

      CHANGE IN FINANCIAL COVENANT(s).

         (i) [ ] If checked here, all references to "$____" in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$____" for the period beginning _______ and thereafter.

         (ii) [ ] If checked here, all references to "$____" in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$____" for the period beginning _______ and thereafter.

         (iii) [ ] If checked here, all references to "_______" in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with "________" for the period beginning _______ and thereafter.

         (iv) [ ] If checked here, all references to "_______" in the Agreement as the minimum Current Ratio are hereby deleted and replaced with "_______" for the period beginning _______ and thereafter.

         (v) [ ] If checked here, all references to "$_____" in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$____" for the period beginning _______ and thereafter.

         (vi) [ ] If checked here, all references to "_______" in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "_______" for the period beginning _______ and thereafter.

         (vii) [ ] If checked here, all references to "$____" in the Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with "$____" for the period beginning _______ and thereafter.

      [X] CHANGE IN PAYMENT SCHEDULE. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

Interest is payable beginning SEPTEMBER 15, 2005, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is payable on AUGUST 14, 2006.

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      [X] INTEREST RATE. If checked here, effective upon the date of this
Amendment, interest payable under the Note is amended as follows:

The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Amendment.

      [X] CHANGE IN PREPAYMENT TERMS. If checked here, refer to attached Interest Rate Rider.

      [ ] CHANGE IN LATE PAYMENT FEE. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of _______% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

      [ ] CHANGE IN CLOSING FEE. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $____ (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

      [ ] CHANGE IN BORROWING BASE. If checked here, the Borrowing Base is hereby changed to an amount equal to the sum of (i)_______% of the face amount of Eligible Accounts, and (ii) the lesser of $____ or _______% of the Borrower's cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on note(s) in the original amount(s) of $____, and less (iv) undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this section will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Amendment, which is incorporated herein by reference and which replaces any prior Financial Definitions supplement.

      [ ] CHANGE IN PAID-IN-FULL PERIOD. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least _______ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

      DEFAULT INTEREST RATE. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

      EFFECTIVENESS OF PRIOR DOCUMENTS. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

      PRECONDITIONS TO EFFECTIVENESS. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

      NO WAIVER OF DEFAULTS; WARRANTIES. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

      COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

      AUTHORIZATION. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

      TRANSFERABLE RECORD. The agreement and note, as amended, is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

      ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AMENDMENT, ARE HEREBY EXPRESSLY INCORPORATED HEREIN BY REFERENCE.

                           [SIGNATURE(S) ON NEXT PAGE]

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 Dated as of: AUGUST 14, 2005
                                       THIRD WAVE TECHNOLOGIES, INC.
                                       -----------------------------
 (Individual Borrower)                 Borrower Name (Organization)

_______________________________        a DELAWARE Corporation


Borrower Name N/A                      By: /s/ John Puisis
                                           -------------------------
_______________________________        Name and Title : JOHN PUISIS
                                                        PRESIDENT

                                       By: _________________________

Borrower Name N/A                      Name and Title : ____________

Agreed to:

U.S. BANK N.A.
-------------------------------
(Bank)

By: /s/ Daniel J. Stein
    ---------------------------
Name and Title: DANIEL J. STEIN
                VICE PRESIDENT

                                  Page 3 of 3
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`
                               INTEREST RATE RIDER

      This Rider is made part of the Amendment to Loan Agreement and Note (the "AMENDMENT") dated AUGUST 14, 2005 by the undersigned borrower (the "BORROWER") in favor of U.S. BANK N.A. (the "BANK') as of the date identified below. The following interest rate description is hereby added to the Amendment:

   The unpaid principal balance will bear interest at an annual rate of 5.170%. If this fixed rate facility is prepaid, whether by the Borrower voluntarily or as a result of acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term 'Interest Differential' shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. The term 'Money Markets' refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. All prepayments shall be in an amount of at least $100,000 or, if less, the remaining entire principal balance of the loan.

Dated as of: AUGUST 14, 2005

(Individual Borrower)               THIRD WAVE TECHNOLOGIES. INC.
                                    ---------------------------------------
                                    Borrower Name (Organization)

_____________________________       a   DELAWARE Corporation

Borrower Name N/A                   By /s/ John Puisis
                                       ------------------------------------

                                    Name and Title JOHH PUISIS, PRESIDENT

______________________________      By_____________________________________

Borrower Name N/A                   Name and Title  _______________________


(c) us bancorp 2001